UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2007
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 4, 2007, the Compensation Committee (the "Committee") of the Board of Directors of Steiner Leisure Limited ("Steiner Leisure" or "our") took the actions described below.

The Committee increased the base salaries for 2008 for each of our executive officers who was named in the Summary Compensation Table of Steiner Leisure's proxy statement for our 2007 annual meeting of shareholders, and which include our principal executive officer and principal accounting officer (the "Named Executive Officers"). The new base salary for each of the Named Executive Officers for 2008 is set forth below. Sean Harrington is paid in U.K. Pounds Sterling and the amount shown is in U.S. Dollars based on the estimated exchange rate for 2008 as utilized by Steiner Leisure in the preparation of our budgets for 2008.

In addition to the base salary increases, the annual car allowance for certain of the Named Executive Officers was increased.

The Committee also awarded to the Named Executive Officers, in the respective amounts indicated below, (i) restricted shares which vest in equal installments over three years ("Restricted Shares") and (ii) restricted shares which vest with respect to one-third of the shares in March 2009 and in additional one-third increments on each of the second and third anniversaries of the date of grant, provided that company performance criteria for 2009 specified for each grantee is attained (the "Performance Shares"). For Messrs. Fluxman, Lazarus and Boehm, the criterion is the attainment of an earnings per share target based on a budget approved by the Committee (the "SLL Criterion").

The vesting criteria for Mr. Harrington's Performance Shares includes, in part, the attainment of the SLL Criterion and, in part, the attainment by Elemis Limited of a net income target based on a budget approved by the Committee.

The vesting criteria for Mr. Fusfield's Performance Shares includes, in part, the attainment of the SLL Criterion and, in part, the attainment by Steiner Transocean Limited of a net income target based on a budget approved by the Committee.

For each of the Performance Share awards described above, the amount of shares listed below vests if the applicable targeted performance criterion or criteria, as the case may be, is attained. If the targeted attainment in question is exceeded, the number of shares that would vest would exceed the indicated amount up to a maximum of 150% of the indicated amount.

SALARY AND SHARE AWARD INFORMATION

Name and Position	Base Salary for 2008	Restricted Shares	Performance Shares

Leonard I. Fluxman President and Chief Executive Officer	$670,496	12,752	29,193

Sean C. Harrington Managing Director of Elemis Limited	$462,781	4,102	9,391

Glenn Fusfield Executive Vice President and Chief Operating Officer - Maritime	$331,100	4,102	9,391

Stephen Lazarus Executive Vice President and Chief Financial Officer	$331,100	4,102	9,391

Robert C. Boehm Senior Vice President and General Counsel	$$331,100	4,102	9,391

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: December 10, 2007	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer